April 10, 2017

VIA E-MAIL

Dr. Chia Soo
115 N. Doheny Dr.
Beverly Hills, CA 90211

Re:	Professional Services Agreement between Bone Biologics Corporation (the “Company”) and Dr. Chia Soo (“you” or “your”), dated January 8, 2016 (the “Agreement”).

Dear Chia:

Pursuant to that certain termination notice provided to you by the Company dated December 13, 2016, and our subsequent communications relating thereto, I confirm that the Agreement is terminated, effective as of April 8, 2017.

Please let me know if you have any questions or concerns.

Best regards,

Bone Biologics Corporation